Exhibit 99.1

DPL INC.

RESTRICTED STOCK AGREEMENT

(Granted Under the 2006 Equity and Performance Incentive Plan,

 as Amended and Restated Through December 31, 2007)

WHEREAS, Paul M. Barbas (the “Grantee”) is an employee of DPL Inc., an Ohio corporation (the “Company”) or a Subsidiary; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Board”) has authorized the grants evidenced by this Restricted Stock Agreement; and

NOW, THEREFORE, the Company and the Grantee agree as follows:

1.                                       Initial Grant.  Pursuant to the DPL Inc. 2006 Equity and Performance Incentive Plan, as Amended and Restated Through December 31, 2007 (the “Plan”), the Company, as of May 6, 2008 (the “Date of Initial Grant”), hereby grants to the Grantee 20,000 shares of Restricted Stock (as defined in the Plan) (the “Initial Restricted Shares”), effective as of the Date of Initial Grant, subject to the terms and conditions of the Plan and the following additional terms, conditions, limitations and restrictions.

2.                                       Matching Grants.  The Company shall grant to the Grantee one additional share of Restricted Stock for each Common Share purchased by the Grantee on the open market during the two year period commencing on the Initial Date of Grant (to the extent granted hereunder, the “Match Shares” and, collectively with the Initial Restricted Shares, the “Restricted Shares”), subject to the terms and conditions of the Plan and the following additional terms, conditions, limitations and restrictions.  Match Shares shall be automatically granted to the Grantee on the last day of each fiscal quarter of the Company (commencing with the fiscal quarter during which the Date of Initial Grant occurs) for the aggregate number of Common Shares purchased by the Grantee during that quarter (or the applicable portion thereof) (the “Quarterly Grant Date” and, collectively with the Date of Initial Grant, the “Date of Grant”) if (and only if): (i) the Grantee shall have remained in the continuous employ of the Company or a Subsidiary until the applicable Quarterly Grant Date, (ii) a Change of Control has not occurred prior to the applicable Quarterly Grant Date, and (iii) the Company is not party to a definitive agreement that could reasonably be expected to result in a Change of Control.  In no event shall more than 25,000 Match Shares be granted pursuant to this Section 2.  The provisions of this Section 2 shall be equitably adjusted by the Board in its sole discretion to reflect any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company.

3.                                       Issuance of Restricted Shares.  The Restricted Shares covered by this Agreement shall be issued to the Grantee effective upon the Date of Grant.  The Restricted Shares shall be registered in the Grantee’s name and shall be fully paid and nonassessable.  Any certificate or other evidence of ownership shall bear an appropriate legend referring to the restrictions hereinafter set forth.

4.                                       Restrictions on Transfer of Shares.  The Restricted Shares may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee, except to the Company, unless the Restricted Shares are nonforfeitable as provided in Section 5 hereof; provided, however, that the Grantee’s rights with respect to such Common Shares may be transferred by will or pursuant to the laws of descent and distribution.  Any purported transfer or encumbrance in violation of the provisions of this Section 4 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Common Shares.

5.                                       Vesting of Restricted Shares.

(a)                                  The Restricted Shares covered by this Agreement shall become nonforfeitable as follows:

(i)                                     10,000 Initial Restricted Shares will vest on December 31, 2010;

(ii)                                  10,000 Initial Restricted Shares will vest on December 31, 2012;

(iii)                               Match Shares will vest three (3) years from their Date of Grant; provided that:

the Grantee shall have remained in the continuous employ of the Company or a Subsidiary until such date, and, as to Match Shares, the Grantee retains the Common Shares he purchased that gave rise to the match until vesting of the Match Shares occurs.

(b)                                 Notwithstanding the provisions of Section 5(a):

(i)                                     All Restricted Shares covered by this Agreement shall be nonforfeitable if the Grantee dies or becomes permanently disabled while in the employ of the Company or a Subsidiary; and

(ii)                                  All Restricted Shares covered by this Agreement shall be nonforfeitable if a Change of Control occurs while the Grantee is employed by the Company or a Subsidiary.

6.                                      Forfeiture of Shares.  The Restricted Shares shall be forfeited, except as otherwise provided in Section 5 above, if the Grantee ceases to be employed by the Company or a Subsidiary prior to the Restricted Shares becoming nonforfeitable as provided above and, as to Match Shares, if the Grantee fails to retain the Common Shares he purchased that gave rise to the match until vesting of the Match Shares occurs.

In the event of a forfeiture, the certificate(s), if any, representing the Restricted Shares covered by this Agreement shall be cancelled.

7.                                      Dividend, Voting and Other Rights.  Except as otherwise provided herein, from and after the Date of Grant, the Grantee shall have all of the rights of a shareholder with respect to the Restricted Shares covered by this Agreement, including the right to vote such Restricted Shares and receive any dividends that may be paid thereon; provided, however, that any additional Common Shares or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, issuance of rights or warrants, stock split, combination of shares, recapitalization, merger, consolidation, separation, or reorganization or any other change in the capital structure of the Company shall be subject to the same restrictions as the Restricted Shares covered by this Agreement.

8.                                      Retention of Stock Certificate(s) by the Company.  Certificates representing the Restricted Shares granted hereunder, if any, will be held in custody by the Company together with a stock power or stock powers endorsed in blank by the Grantee with respect thereto, until those shares have become nonforfeitable in accordance with Section 5.

9.                                      Compliance with Law.  The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any Common Shares pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

10.                                Taxes and Withholding.  To the extent that the Company or any Subsidiary is required to withhold any federal, state, local or foreign tax in connection with any delivery of Common Shares pursuant to this Agreement, and the amounts available to the Company or such Subsidiary are insufficient, it shall be a condition to the receipt of such delivery that the Grantee make arrangements satisfactory to the Company or such Subsidiary for payment of the balance of such taxes required to be withheld.  This tax withholding obligation shall be satisfied by the Company withholding Common Shares otherwise deliverable pursuant to this award in order to satisfy the minimum tax withholding amount permissible under the method that results in the least amount withheld.

11.                                Continuous Employment.  For purposes of this Agreement, the continuous employment of the Grantee with the Company or a Subsidiary shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company or Subsidiary, by reason of the (i) transfer of his or her employment among the Company and its Subsidiaries or (ii) a leave of absence approved by the Board or the Committee.

12.                                No Employment Contract.  This award is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards.  This award of Restricted Shares and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law.  Nothing in this Agreement will give the Grantee any right to continue employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Grantee.

13.                                Information.  Information about the Grantee and the Grantee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan.  The Grantee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Grantee’s country or elsewhere, including the United States of America.  The Grantee consents to the processing of information relating to the Grantee and the Grantee’s participation in the Plan in any one or more of the ways referred to above.

14.                                Relation to Plan.  This Agreement is subject to the terms and conditions of the Plan.  In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern.  All terms used herein with initial capital letters and not otherwise defined herein that are defined in the Plan shall have the meanings assigned to them in the Plan.  The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the Restricted Shares.

15.                                Amendments.  Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent.

16.                                Severability.  If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision in any other person or circumstances shall not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

17.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.

Executed in the name and on behalf of the Company at Dayton, Ohio, as of the 6th day of May, 2008.

DPL Inc.

Name: Glenn E. Harder
Title: Chairman of the Board of Directors

The undersigned hereby acknowledges receipt of an executed original of this Restricted Stock Agreement, together with a copy of the Plan, and accepts the award of Restricted Shares granted hereunder on the terms and conditions set forth herein and in the Plan.

Dated: May 6, 2008
Paul M. Barbas